UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 21, 2008
Philadelphia Consolidated Holding Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania	19004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     610-617-7900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously announced on July 23, 2008, Philadelphia Consolidated Holding Corp. (the “Company”) and Tokio Marine Holdings, Inc. (“Tokio Marine”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a wholly owned subsidiary of Tokio Marine would (subject to the satisfaction of various closing conditions) merge with and into the Company and Tokio Marine would acquire all outstanding shares of the Company for $61.50 per share in cash. As previously announced, Tokio Marine received approval of its proposed acquisition of control of the Company from the Insurance Commissioner of the Commonwealth of Pennsylvania on October 3, 2008, the Company’s shareholders approved the Merger Agreement at the special meeting of the shareholders of the Company that was held on October 23, 2008, and on October 31, 2008, the Florida Office of Insurance Regulation approved Tokio Marine’s proposed acquisition of control of the Company. On November 21, 2008, the Financial Services Agency of Japan approved Tokio Marine’s proposed acquisition of control of the Company.
     The closing of the merger remains subject to other customary closing conditions. The Company and Tokio Marine anticipate that the closing of the merger will occur on December 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
November 21, 2008	By:	/s/ Craig P. Keller
		Name:	Craig P. Keller
		Title:	Executive Vice President, Secretary,
Treasurer and Chief Financial Officer